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                                                                EX-99.B2-BY-LAWS

                                    BY-LAWS

                                       OF

                   JACKSON NATIONAL CAPITAL MANAGEMENT FUNDS


              Section 1.  Agreement and Declaration of
                              Trust and Principal Office


1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Jackson National Capital Management Funds, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Lansing, Michigan.


                            Section 2.  Shareholders

2.1     Shareholder Meetings.   A meeting of the shareholders of the Trust or of
any one or more series or classes of shares may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series or class, if shareholders of such series or class are entitled under the Declaration of Trust to vote by individual series or class at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series or classes of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.2     Place of Meetings.      All meetings of the shareholders shall be held
at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

2.3     Notice of Meetings.     A written notice of such meeting of
shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or her or at his or her residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Trust. Such notice shall be given by the

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secretary or an assistant secretary or by an officer designated by the
Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting.

2.4     Ballots.        No ballot shall be required for any election unless
requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.5     Proxies.        Shareholders entitled to vote may vote either in
person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited to their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                              Section 3.  Trustees

3.1 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2     Regular Meeting.        Regular meetings of the Trustees may be held
without call or notice at such places and at such times as the trustees may from time to time determine, provided that the notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.3     Special Meetings.       Special meetings of the Trustees may be held at
any time and at any place designated in the call of the meeting, when called by the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4     Notice.         It shall be sufficient notice to a Trustee to send
notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before

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the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5     Quorum.         At any meeting of the Trustees one-third of the
Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


                        Section 4.  Officers and Agents

4.1     Enumeration; Qualification.     The officers of the Trust shall be a
president, a chief operating officer, a chief financial officer, a treasurer, a controller, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2      Powers.        Subject to the other provisions of these By-Laws, each
officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

4.3     Election.       The president, the chief operating officer, the chief
financial officer, the treasurer, the controller and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

4.4     Tenure.         The president, the chief operating officer, the chief
financial officer, the treasurer, the controller and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.


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4.5     President.      The president shall be the chief executive officer of
the Trust. Subject to the control of the Board of Trustees, he shall in general supervise the business and affairs of the Trust and he shall see that the resolutions and directions of the Board of Trustees are carried into effect except when that responsibility is specifically assigned to some other person by the Board of Trustees. In general, he shall perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Trustees. The president shall preside at all meetings of the shareholders and of the Trustees at which he or she is present, except as otherwise voted by the Trustees.

4.6     Chief Operating Officer.        In the absence of the president or in
the event of this inability or refusal to act, the chief operating officer shall perform the duties of the president. The chief operating officer shall perform such other duties as from time to time may be prescribed by the president or the Board of Trustees.

4.7     Chief Financial Officer.        The chief financial officer shall be
the principal financial officer of the Trust, and shall (a) be responsible for
all funds and   securities of the Trust; (b) from time to time prepare or cause to be prepared financial statements of the Trust at the request of the President or the Board of Trustees; and, (c) in general, perform all duties incident to the office of chief financial officer and such other duties as from time to time may be prescribe by the president or the Board of Trustees.

4.8     Treasurer and Assistant Treasurer.      Subject to any arrangement
made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, the treasurer shall be in
charge of the   Trust's valuable papers, and shall keep or cause to be kept correct and complete books and records of account. The treasurer shall perform such other duties as from time to time may be prescribed by the president or the Board of Trustees. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

4.9     Controller.     The controller shall be the chief accounting officer
of the Trust and shall be in charge of its books of account and accounting records. The controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.10    Secretary and Assistant Secretaries.    The secretary shall record all
proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof in the aforesaid books.


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                     Section 5.  Resignations and Removals

Any Trustees, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the chief operating officer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed, shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                             Section 6.  Vacancies

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the chief operating officer, the chief financial officer, the treasurer, the controller and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.


                   Section 7.  Shares of Beneficial Interest

7.1     Share Certificates.     No certificates certifying the ownership of
shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or the chief operating officer or chief financial officer and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by Trust with the same effect as if he or she were such officer at the time of its issue.

     In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.


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7.2     Loss of Certificates.   In the case of the alleged loss or destruction
or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3     Discontinuance of Issuance of Certificates.     The Trustees may at any
time discontinue the issuance of share certificates and may, be written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                          Section 8.  Record Date and
                             Closing Transfer Books

The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares of the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.


                                Section 9.  Seal

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-face circular die with the word "Massachusetts," together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                        Section 10.  Execution of Papers

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president, treasurer or assistant treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.


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                           Section 11.   Fiscal Year

Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on October 31.


                            Section 12.  Amendments

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.









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